__________________________________________________________________

AGREEMENT OF MERGER AND

PLAN OF REORGANIZATION

among

RELIABILITY INCORPORATED

RELIABILITY - MEDALLION, INC.,

MEDALLION ELECTRIC ACQUISITION CORPORATION, and

Linda R. Katz, Branden A. Ferrari, Ariel Imas, Alex Kreger, Charles G. Masters, RHK Midtown Partners, LLC, Mark Spoor, and James Tolan

 March __, 2007

__________________________________________________________________

TABLE OF CONTENTS

Page

1. The Merger. *

1.1. Merger *

1.2. Effective Time *

1.3. Articles of Incorporation, By-laws, Directors and Officers. *

1.4. Assets and Liabilities *

1.5. Manner and Basis of Converting Shares. *

1.6. Surrender and Exchange of Certificates *

1.7. Parent Common Stock *

1.8. Parent Capital Contribution *

1.9. Additional Parent Shares *

2. Representations and Warranties of the Company *

2.1. Organization, Standing, Subsidiaries, Etc. *

2.2. Qualification *

2.3. Capitalization of the Company *

2.4. Indebtedness *

2.5. Company Shareholders *

2.6. Corporate Acts and Proceedings *

2.7. Compliance with Laws and Instruments *

2.8. Binding Obligations *

2.9. Broker's and Finder's Fees *

2.10. Financial Statements *

2.11. Absence of Undisclosed Liabilities *

2.12. Changes *

2.13. Schedule of Assets and Contracts *

2.14. Employees *

2.15. Tax Returns and Audits *

2.16. Employee Benefit Plans; ERISA *

2.17. Title to Property and Encumbrances *

2.18. Litigation *

2.19. Interested Party Transactions *

2.20. Obligations to or by Shareholders *

2.21. No Trading *

2.22. Representations by Shareholders *

2.23. Disclosure *

3. Representations and Warranties of Parent and Acquisition Corp *

3.1. Organization and Standing *

3.2. Corporate Authority *

3.3. Broker's and Finder's Fees *

3.4. Capitalization of Parent *

3.5. Acquisition Corp *

3.6. Validity of Shares *

3.7. SEC Reporting and Compliance *

3.8. Financial Statements *

3.9. Governmental Consents *

3.10. Compliance with Laws and Other Instruments *

3.11. Binding Obligations *

3.12. Absence of Undisclosed Liabilities *

3.13. Parent Contracts. *

3.14. Changes *

3.15. Tax Returns and Audits *

3.16. Employee Benefit Plans; ERISA *

3.17. Litigation *

3.18. Interested Party Transactions *

3.19. Questionable Payments *

3.20. Obligations to or by Stockholders *

3.21. Employees *

3.22. No General Solicitation *

3.23. Records *

3.24. Disclosure *

3.25. Title to Property and Encumbrances *

3.26. Insurance Coverage *

3.27. Environmental Matters. *

4. Covenants of the Shareholders and the Company. *

4.1. Shareholders *

4.2. Company *

5. Conduct of Businesses Pending the Merger. *

5.1. Conduct of Business by the Company Pending the Merger *

5.2. Conduct of Business by Parent and Acquisition Corp. Pending the Merger *

5.3. Conduct of Business by Parent and Company Pending Release Date *

6. Additional Agreements. *

6.1. Access and Information *

6.2. Additional Agreements *

6.3. Publicity *

6.4. Appointment of Directors *

6.5. Listing *

6.6. Sale or ReFinancing of the North Carolina Property *

6.7. Escrow of Parent Shares *

6.8. New Equity Financing *

6.9. Voting Agreement *

7. Conditions of Parties' Obligations. *

7.1. Company Obligations *

7.2. Parent and Acquisition Corp. Obligations *

8. Survival of Representations and Warranties *

9. Amendment *

10. Definitions *

11. Closing *

11.1. Parent Deliveries *

11.2. Company and Shareholder Deliveries *

11.3. Acquisition *

12. Termination Prior to Closing. *

12.1. Termination of Agreement *

12.2. Termination of Obligations *

13. Miscellaneous. *

13.1. Notices *

13.2. Entire Agreement *

13.3. Expenses *

13.4. Time *

13.5. Severability *

13.6. Successors and Assigns *

13.7. No Third Parties Benefited *

13.8. Counterparts *

13.9. Governing Law *

13.10. Headings *

13.11. Neutral Construction *

LIST OF EXHIBITS

Exhibits

A Articles of Merger

B Directors and Officers of Surviving Company

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION is made and entered into on March ___, 2007, by and among RELIABILITY INCORPORATED, a Texas corporation ("Parent"), RELIABILITY-MEDALLION, INC., a Florida corporation ("Acquisition Corp."), which is a wholly-owned subsidiary of Parent, MEDALLION ELECTRIC ACQUISITION CORPORATION, a Florida corporation (herein referred to as the "Company" or "Surviving Corporation") and, solely with respect to Sections 2.3, 2.8, 2.22, 4.1, 6.7 and 6.9, Linda R. Katz, Branden A. Ferrari, Ariel Imas, Alex Kreger, Charles G. Masters, RHK Midtown Partners, LLC, a Florida limited liability company, Mark Spoor, and James Tolan, all of the shareholders of the Company ("Shareholders").

W I T N E S S E T H:

WHEREAS, the Board of Directors of each of Acquisition Corp., Parent and the Company have each determined that it is fair to and in the best interests of their respective corporations and stockholders for Acquisition Corp. to be merged with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of Acquisition Corp. and the Board of Directors of the Company has approved the Merger in accordance with the Florida Business Corporation Act (the "FBCA"), and upon the terms and subject to the conditions set forth herein and in the Articles of Merger (the "Articles of Merger") attached as Exhibit A hereto; and the Board of Directors of Parent also has approved this Agreement and the Articles of Merger;

WHEREAS, the Shareholders have approved, by written consent pursuant to the FBCA, this Agreement and the Articles of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger, and Parent, as the sole shareholder of Acquisition Corp., has approved this Agreement, the Articles of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger; and

WHEREAS, the Company has entered into an Agreement for the Purchase and Sale of Capital Stock dated December 22, 2006, as amended (the "Purchase Agreement"), which grants the Company the right to acquire 100% of the issued and outstanding capital stock of Medallion Electric, Inc., a Florida corporation ("Medallion Electric"); and

WHEREAS, upon completion of the transactions contemplated herein, the Company will complete the acquisition of Medallion Electric (the "Acquisition").

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

    The Merger.

      Merger.  Subject to the terms and conditions of this Agreement and the Articles of Merger, Acquisition Corp. shall be merged with and into the Company in accordance with Section 607 et seq. of the FBCA. At the Effective Time (as hereinafter defined), the separate legal existence of Acquisition Corp. shall cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Florida under the name Medallion Electric Acquisition Corporation.

      Effective Time.  The Merger shall become effective on the date and at the time the Articles of Merger is filed with the Department of State of the State of Florida. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the "Effective Time," and the filing of the Articles of Merger as set forth in the first sentence of this Section 1.2 shall occur concurrently with the Acquisition.

      Articles of Incorporation, By-laws, Directors and Officers.

        The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Time until further amended in accordance with applicable law.

        The By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law, the Articles of Incorporation and such By-laws.

        The directors and executive officers listed in Exhibit B hereto shall be the directors and executive officers of the Surviving Corporation, and each shall hold his respective office or offices from and after the Effective Time until his successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Articles of Incorporation or By-laws of the Surviving Corporation.

      Assets and Liabilities.  At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of Acquisition Corp and the Company (collectively, the "Constituent Corporations"); and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the constituent corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective constituent corporations, and the title to any real estate vested by deed or otherwise in either of the such Constituent Corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

      Manner and Basis of Converting Shares.

        At the Effective Time:

          each share of common stock, par value $.001 per share, of Acquisition Corp. that shall be outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one (1) share of common stock, par value $.001 per share, of the Surviving Corporation, so that at the Effective Time, Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation;

          the shares of common stock, par value $.001 per share, of the Company (the "Company Common Stock"), which shares at the Closing will constitute all of the issued and outstanding shares of capital stock of the Company, shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive shares of Parent Common Stock a the rate of 570 shares of Parent Common Stock for each share Company Common Stock, for an aggregate of 2,850,000 shares of Parent Common Stock (the "Parent Shares"). The Parent Shares shall be held in escrow pursuant to the Depository Agreement-Escrow described in Section 6.7 (the "Escrow Agreement") and the Parent Shares shall be voted pursuant to the Voting Agreement described in Section 6.9 (the "Voting Agreement").

        After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

      Surrender and Exchange of Certificates.  Promptly after the Effective Time and upon (i) surrender of a certificate or certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time or an affidavit and indemnification in form reasonably acceptable to counsel for the Parent stating that a Shareholder has lost his certificate or certificates or that such have been destroyed and (ii) delivery of a Letter of Transmittal (as described in Section 4.1 hereof), Parent shall issue to each  record holder of the Company Common Stock surrendering such certificate or certificates and Letter of Transmittal, a certificate or certificates registered in the name of such Shareholder representing the number of shares of Parent Common Stock that such Shareholder shall be entitled to receive as set forth in Section 1.5(a)(ii) hereof; provided, such shares of Parent Common Stock shall be held in escrow pursuant to the Escrow Agreement and voted pursuant to the Voting Agreement.

      Parent Common Stock.  Parent agrees that it will cause the Parent Common Stock into which the Company Common Stock is converted at the Effective Time pursuant to Section 1.5(a)(ii) to be available for such purpose.

      Parent Capital Contribution. On the Closing Date, Parent shall capitalize the Surviving Corporation, via wire transfer pursuant to written instructions delivered by the Company to Parent, with $750,000, of which $500,000 shall be used to pay the closing payment due under the Purchase Agreement with Medallion Electric; the balance will be used to provide working capital for Medallion Electric and a portion, not to exceed $150,000, may be used to pay the expenses referenced in Section 6.8, as determined by Alex Katz, as authorized representative of the Company and the Shareholders.

      Additional Parent Shares.  Parent acknowledges that Company has committed to pay 150,000 shares of Parent Common Stock to Ronald Masaracchio and Brian D'Souza as additional consideration in the Acquisition and agrees to issue such shares on the consummation of the Merger and the Acquisition. Such additional shares shall herein also be referred to as Parent Shares.

    Representations and Warranties of the Company.  Except as set forth in the Company Disclosure Statement delivered to the Parent, the Company represents and warrants to Parent and Acquisition Corp., and each Shareholder, solely as to Sections 2.3, 2.8 and 2.22 hereby represent and warrant, severally and not jointly to Parent and Acquisition Corp., as follows:

      Organization, Standing, Subsidiaries, Etc.

        The Company is a corporation duly organized and existing in good standing under the laws of the State of Florida, and has all requisite power and authority (corporate and other) to carry on its business, to own or lease its properties and assets, to enter into the Merger Documents and to carry out the transactions contemplated hereby and thereby.  Copies of the Articles of Incorporation and By-laws of the Company are set forth in Schedule 2.1 to the Company Disclosure Statement and are true and complete and have not been amended or repealed.

        The Company has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business, other than the contractual right to complete the Acquisition.

      Qualification.  The Company is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have an adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations or results of operations or prospects of the Company (the "Condition of the Company").  Schedule 2.2 to the Company Disclosure Statement sets forth a list of the jurisdictions in which the Company is so qualified to conduct business.

      Capitalization of the Company.  The authorized capital stock of the Company consists of 7500 shares of Company Common Stock, and the Company has no authority to issue any other capital stock.  There are 5,000 shares of Company Common Stock issued and outstanding, and such shares are duly authorized, validly issued, fully paid and non-assessable, and none of  such shares have been issued in violation of the preemptive rights of any person.  The offer, issuance and sale of the shares of Company Common Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, or (b) registered or qualified under the registration or qualification requirements of all applicable state securities laws and (c) accomplished in conformity with all other applicable securities laws.  None of such shares of Company Common Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or blue sky law. The Company has no outstanding options, rights or commitments to issue Company Common Stock or other Equity Securities of the Company, and there are no outstanding securities convertible or exercisable into or exchangeable for Company Common Stock or other Equity Securities of the Company.

      Indebtedness.  The Company has no Indebtedness except as disclosed on the Balance Sheet or on Schedule 2.12 to the Company Disclosure Statement.

      Company Shareholders.  Schedule 2.5 to the Company Disclosure Statement contains a true and complete list of the names and addresses of the record and beneficial owners of all of the outstanding shares of Company Common Stock and other Equity Security of the Company, together with the number and percentage (on a fully-diluted basis) of securities held.  There is no voting trust, agreement or arrangement among any of the beneficial holders of Company Stock affecting the nomination or election of directors or the exercise of the voting rights of Company Common Stock.

      Corporate Acts and Proceedings.  The execution, delivery and performance of this Agreement and the Articles of Merger (together, the "Merger Documents") have been duly authorized by the Board of Directors of the Company and have been approved by the requisite vote of the Shareholders, and all of the corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance of the Merger Documents and the consummation of the Merger have been validly and appropriately taken, except for the filing referred to in Section 1.2.

      Compliance with Laws and Instruments.  The business, products and operations of the Company have been and are being conducted in compliance in all material respects with all applicable laws, rules and regulations.  The execution, delivery and performance by the Company of the Merger Documents and the execution, delivery and performance of the Merger Agreements, the Escrow Agreement and the Voting Agreement by the Shareholders, and the consummation by the Company of the transactions contemplated by this Agreement: (a) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except such as shall have been obtained prior to the Closing, (b) will not cause the Company to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of the Articles of Incorporation or By-laws of the Company, (c) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, and (d) will not result in the creation or imposition of any Lien upon any property or asset of the Company.  The Company is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Articles of Incorporation or By-laws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or any other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected.

      Binding Obligations.  The Merger Documents, the Voting Agreement, the Escrow Agreement and this Agreement, when executed, constitute the legal, valid and binding obligations of the Company and each of the Shareholders and are enforceable against the Company and each Shareholder in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      Broker's and Finder's Fees.  No Person has, or as a result of the transactions contemplated or described herein will have, any right or valid claim against the Company, Parent, Acquisition Corp. or any Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, except as disclosed in Schedule 2.9 to the Company Disclosure Statement.

      Financial Statements.  Schedule 2.10 to the Company Disclosure Statement contains (a) the Company's audited balance sheet (the "Balance Sheet") as of December 31, 2006 (the "Balance Sheet Date"), and the audited statements of operations, stockholders' (deficiency) equity and cash flows for the year ended December 31, 2006, and (b) the Company's unaudited balance sheets for the two months ended February 28, 2007, and the unaudited statements of operations, stockholders' (deficiency) equity and cash flows for the two months ended February 28, 2007 (the "Financial Statements").  Such financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified and (iii) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior accounting periods.

      Absence of Undisclosed Liabilities.  The Company has no obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in Schedule 2.11 and/or Schedule 2.12 to the Company Disclosure Statement, (b) to the extent set forth on or reserved against in the Balance Sheet or the Notes to the Financial Statements, and (c) by the specific terms of any written agreement, document or arrangement identified in Schedule 2.13 to the Company Disclosure Statement.

      Changes.  Since the Balance Sheet Date, except as disclosed in Schedule 2.12 to the Company Disclosure Statement, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except for fees, expenses and liabilities incurred in connection with the Merger, the Acquisition, and related transactions not to exceed $805,000, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, (d) sold, transferred or leased any of its assets, (e) cancelled or compromised any debt or claim, or waived or released any right, (f) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee  stock options), warrants or other rights with respect thereto, (g) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (h) suffered or experienced any change in, or condition affecting, the financial condition of the Company, (i) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (j) made or permitted any amendment or termination of any contract, agreement or license to which it is a party, (k) suffered any loss not reflected in the Balance Sheet or its statement of income for the year ended on the Balance Sheet Date, or (l) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

      Schedule of Assets and Contracts.  Attached to the Company Disclosure Statement as Schedules 2.13(a) through 2.13(c) are various schedules listing assets and contracts of the Company, as described herein.

        The Company does not own or lease any real property and never has.

        Except as expressly set forth in this Agreement, the Balance Sheet or the Notes thereto, or as disclosed in Schedule 2.13(b) to the Company Disclosure Statement, the Company is not a party to any written or oral agreement. Except as disclosed in Schedule 2.13(b) to the Company Disclosure Statement, the Company is not a party to or otherwise barred by any written or oral (a) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment, (b) agreement for the employment of any officer, director, individual employee or other Person or any agreement with any Person for consulting services, (c) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of the Company or any other Person, (d) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of the Company to any Lien or evidencing any Indebtedness, (e) guaranty of any Indebtedness, (f) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other Person, (g) lease or agreement under which the Company is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company, (h) agreement granting any preemptive right, right of first refusal or similar right to any Person, (i) agreement or arrangement with any Affiliate or any "associate" (as such term is defined in Rule 405 under the Securities Act) of the Company or any present or former officer, director or stockholder of the Company, (j) agreement obligating the Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (k) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, or (l) agreement to register securities under the Securities Act. Except as disclosed in Schedule 2.13(b) to the Company Disclosure Statement, none of the agreements, contracts, leases, instruments or other documents or arrangements listed in such Schedule 2.13(b) requires the consent of any of the parties thereto other than the Company to permit the contract, agreement, lease, instrument or other document or arrangement to remain effective following consummation of the Merger and the transactions contemplated hereby.

        Schedule 2.13(c) to the Company Disclosure Statement contains a true and complete list and description of each bank account, savings account, other deposit relationship and safety deposit box of the Company, including the name of the bank or other depository, the account number and the names of the individuals having signature or other withdrawal authority with respect thereto.

        The Company has furnished to Parent and Acquisition Corp. true and complete copies of all agreements and other documents and a description of all applicable oral agreements disclosed or referred to in Schedules 2.13(a), (b) and (c) to the Company Disclosure Statement, as well as any additional agreements or documents requested by Parent or Acquisition Corp. The Company has performed all obligations required to be performed by it to date and is not in default in any respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected.

      Employees. Schedule 2.14 to the Company Disclosure Statement lists all officers, directors or employees of the Company and agreements or arrangements with any such persons, and payments made to such persons since December 1, 2006, and outstanding debts or obligations to such persons and loans to and from such persons.

      Tax Returns and Audits.  All required federal, state and local Tax Returns of the Company have been accurately prepared and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid.  The Company is not and has not been delinquent in the payment of any Tax.  The Company has not had a Tax deficiency proposed or assessed against it and has not executed a waiver of any statute of limitations on the assessment or collection of any Tax.  None of the Company's federal income tax returns nor any state or local income or franchise tax returns has been audited by governmental authorities.  The reserves for Taxes reflected on the Balance Sheet are and will be sufficient for the payment of all unpaid Taxes payable by the Company as of the Balance Sheet Date.  Since the Balance Sheet Date, the Company has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period.  The Company has withheld or collected from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal, state and local income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositaries.  There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Company now pending, and the Company has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.  The Company is not obligated to make a payment, or is a party to an agreement that under certain circumstances could obligate it to make a payment, that would not be deductible under Section 280G of the Code.  The Company has not agreed nor is required to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local and foreign law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired.  The Company (i) is not a party to, is bound by or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten (collectively, "Tax Sharing Agreements"), or (ii) does not have any potential liability or obligation to any person as a result of, or pursuant to, any such Tax Sharing Agreements. The Company is a "C" corporation for federal tax purposes and is an accrual tax payor.

      Employee Benefit Plans; ERISA.   Except as disclosed in Schedule 2.16 to the Company Disclosure Statement, there are no "employee benefit plans" (within the meaning of Section 3(3) of the ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs of every type other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Company, whether written or unwritten and whether or not funded. The plans listed in such Schedule 2.16 are hereinafter referred to as the "Employee Benefit Plans."

        All current and prior material documents, including all amendments thereto, with respect to each Employee Benefit Plan have been given to Parent and Acquisition Corp. or their advisors.

        To the knowledge of the Company, all Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and any other applicable state, federal or foreign law.

        There are no pending claims or lawsuits which have been asserted or instituted against any Employee Benefit Plan, the assets of any of the trusts or funds under the Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Employee Benefit Plans or against any fiduciary of an Employee Benefit Plan with respect to the operation of such plan, nor does the Company have any knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to form the basis of any such claim or lawsuit.

        There is no pending or, to the knowledge of the Company, contemplated investigation, or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Employee Benefit Plan and the Company has no knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to trigger such an investigation or enforcement action.

        No actual or, to the knowledge of the Company, contingent liability exists with respect to the funding of any Employee Benefit Plan or for any other expense or obligation of any Employee Benefit Plan, except as disclosed on the Financial Statements of the Company.

        No events have occurred or are reasonably expected to occur with respect to any Employee Benefit Plan that would cause a material change in the costs of providing benefits under such Employee Benefit Plan or would cause a material change in the cost of providing for other liabilities of such Employee Benefit Plan.

      Title to Property and Encumbrances.  The Company has good, valid and indefeasible title to all properties and assets used in the conduct of its business (except for property held under valid and subsisting leases which are in full force and effect and which are not in default) free of all Liens and other encumbrances, except Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as could not reasonably be expected to, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by the Company in its business. Without limiting the generality of the foregoing, the Company has good and indefeasible title to all of its properties and assets reflected in the Balance Sheet, except for property held under valid and subsisting leases which are in full force and effect and which are not in default.

      Litigation.  There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or its properties, assets or business.  The Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

      Interested Party Transactions.  No officer, director or stockholder of the Company or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Company has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected, except as a direct employee, as shown on Schedule 2.14 to the Company Disclosure Statement.

      Obligations to or by Shareholders.  Except as disclosed in Schedule 2.20, to the Company Disclosure Statement, the Company has no liability or obligation or commitment to any Shareholder or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any Shareholder, nor does any Shareholder or any such Affiliate or associate have any liability, obligation or commitment to the Company.

      No Trading. The Company has not purchased or sold any Parent Common Stock since November 1, 2006 and will not buy or sell any such shares after the date hereof except in compliance with all applicable laws, including the rules and regulations of the Commission.

      Representations by Shareholders. Each Shareholder represents and warrants for himself that he is acquiring the Parent Common Stock for his own account for investment and not with a view toward resale or redistribution in a manner which would require registration under the Securities Act, and none of the Parent Common Stock is being acquired to cover short sale positions. Each Shareholder represents that he is an "accredited investor" as defined in Regulation D, and has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of accepting the Parent Common Stock in exchange for the Company Stock. Each Shareholder acknowledges that the shares of Parent Common Stock to be received in the Merger are not registered and may not be sold unless registered under the Securities Act and applicable state securities laws or exempted therefrom. Each Shareholder acknowledges that the shares of Parent Common Stock will bear a restrictive legend and that a "stop transfer" order will be placed against the shares. Each Shareholder represents that he has adequate means of providing for his current needs and possible personal contingencies, and has no need, and anticipates no need in the foreseeable future, to sell or transfer the shares of Parent Common Stock which he will receive in the Merger. In voting for the Merger, he has carefully evaluated his financial resources and investment position and the risks associated with an investment in the Parent Common Stock and is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, he is able to hold the shares of Parent Common Stock for an indefinite period of time and has a sufficient net worth to sustain a loss of his entire investment in such shares in the event such loss should occur. Each Shareholder represents that it has been called to his attention by those individuals with whom he has dealt in connection with the Merger, that there are contingencies provided for in Section 6.7 below relating to the full vesting of the shares of Parent Common Stock which involves a high degree of risk which may result in the loss of the total amount of shares. Each Shareholders acknowledges that he has received no representations from the Parent, or its affiliates, or employees or agents, except as stated in this Agreement. Each Shareholder represents that he is now a bona fide resident of the state set forth on the signature page to his Investor Questionnaire and the address and social security number set forth therein are his true and correct residence and social security number. Each Shareholder represents that he has not purchased or sold any Parent Common Stock since November 1, 2006, and will not buy or sell any such shares until ten days after Closing. Each Shareholder represents that he will not buy or sell Parent Company Stock, including the shares received in the Merger, except in compliance with all applicable laws including the rules and regulations of the Commission.

      Disclosure.  There is no fact relating to the Company that the Company has not disclosed to Parent and Acquisition Corp. in writing which has had or is currently having a material and adverse effect nor, insofar as the Company or any Shareholder can now foresee, will materially and adversely affect, the Condition of the Company.  No representation or warranty by the Company or any Shareholder herein and no information disclosed in the Company Disclosure Statement by the Company or the Shareholder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

    Representations and Warranties of Parent and Acquisition Corp.  Except as set forth in the Parent Disclosure Statement delivered to the Company, Parent and Acquisition Corp. jointly and severally represent and warrant to the Company as follows:

      Organization and Standing.  Parent is a corporation duly organized and existing in good standing under the laws of the State of Texas. Acquisition Corp. is a corporation duly organized and existing in good standing under the laws of the State of Florida. Parent and Acquisition Corp. have heretofore delivered to the Company complete and correct copies of their respective Articles of Incorporation and Bylaws as now in effect.  Acquisition Corp. is not qualified to conduct business as a foreign corporation in any other state.   Parent is qualified as a foreign corporation to do business in North Carolina. Parent and Acquisition Corp. have full corporate power and authority to carry on their respective businesses as they are now being conducted and as now proposed to be conducted and to own or lease their respective properties and assets.  Neither Parent nor Acquisition Corp. has any subsidiaries (except Parent's ownership of Acquisition Corp. and Reliability Singapore Pte Ltd.) or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.  Parent owns all of the issued and outstanding capital stock of Acquisition Corp. free and clear of all Liens, and Acquisition Corp. has no outstanding options, warrants or rights to purchase capital stock or other Equity Securities of Acquisition Corp., other than the capital stock owned by Parent.  Unless the content otherwise requires, all references in this Section 3 to the "Parent" shall be treated as being a reference to the Parent and Acquisition Corp. taken together as one enterprise.

      Corporate Authority.  Each of Parent and/or Acquisition Corp. (as the case may be) has full corporate power and authority to enter into the Merger Documents and the other agreements to be made pursuant to the Merger Documents, and to carry out the transactions contemplated hereby and thereby. All corporate acts and proceedings required for the authorization, execution, delivery and performance of the Merger Documents and such other agreements and documents by Parent and/or Acquisition Corp. (as the case may be) have been duly and validly taken or will have been so taken prior to the Closing.  Each of the Merger Documents constitutes a legal, valid and binding obligation of Parent and/or Acquisition Corp. (as the case may be), each enforceable against them in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

      Broker's and Finder's Fees.  No person, firm, corporation or other entity is entitled by reason of any act or omission of Parent or Acquisition Corp. to any broker's or finder's fees, commission or other similar compensation with respect to the execution and delivery of this Agreement or the Articles of Merger, or with respect to the consummation of the transactions contemplated hereby or thereby, except as disclosed in Schedule 3.3 to the Parent Disclosure Statement.

      Capitalization of Parent.  The authorized capital stock of Parent consists of 20,000,000 shares of Common Stock, no par value (the "Parent Common Stock"), of which not more than 6,335,965 shares will be, prior to the Effective Time, issued and outstanding. The Parent has no preferred stock authorized or outstanding. Except as disclosed in Schedule 3.4 to the Parent Disclosure Statement, Parent has no outstanding options, rights or commitments to issue shares of Parent Common Stock or any other Equity Security of Parent, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Parent Common Stock or any other Equity Security of Parent.  There are no outstanding options, rights, or commitments to issue any shares of capital stock or Equity Securities of Acquisition Corp. or securities convertible into capital stock or Equity Securities of Acquisition Corp. To the knowledge of Parent, there is no voting trust, agreement or arrangement among any of the beneficial holders of Parent Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Parent Common Stock.  All outstanding shares of the capital stock of Parent are validly issued and outstanding, fully paid and non-assessable, none of such shares have been issued in violation of the preemptive rights of any person, and all were issued in transactions that were (A) exempt from the registration and prospectus delivery requirements of the Securities Act, or (B) registered or qualified under the registration or qualification requirements of all applicable state securities laws and (C) accomplished in conformity with all other applicable securities laws.

      Acquisition Corp.  Acquisition Corp. is a wholly-owned subsidiary of Parent that was formed specifically for the purpose of the Merger and has not conducted any business or acquired any property, and will not conduct any business or acquire any property prior to the Closing Date, except as approved by the Company in preparation for and otherwise in connection with the transactions contemplated by this Agreement, the Articles of Merger and the other agreements to be made pursuant to or in connection with this Agreement and the Articles of Merger.

      Validity of Shares.  The 3,000,000 shares of Parent Common Stock to be issued at the Closing pursuant to Section 1.5(a)(ii) and Section 1.9 hereof shall be duly and validly issued, and upon consummation of the Qualified Private Placement(s) under Section 6.7 for $2,000,000 net to the Parent, all as defined and described in such section, fully paid and non-assessable. Based in part on the representations and warranties of the Shareholders as contemplated by Sections 3 at 4 hereof and assuming the accuracy thereof, the issuance of the Parent Common Stock upon the Merger pursuant to Section 1.5(a)(ii) will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state blue sky or securities laws.

      SEC Reporting and Compliance.  Parent filed a registration statement on Form S-1 (No. 2-90034) under the Securities Act which became effective on May 8, 1984.  Since that date, Parent has timely filed with the Commission all registration statements, periodic reports and other forms and reports required to be filed pursuant to the Exchange Act.  Parent has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 of the Exchange Act.

        Parent has delivered to the Company true and complete copies of the reports (collectively, the "Parent SEC Documents") filed by the Parent with the Commission in 2006.  The Parent SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Securities Act or Exchange Act and the rules and regulations of the Commission promulgated thereunder and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

        As of the date hereof, Parent has not filed, and nothing has occurred with respect to which Parent would be required to file, any report on Form 8-K since January 1, 2007.  Prior to and until the Closing, Parent will provide to the Company copies of any and all documents, reports, amendments and supplements filed by Parent with the Commission or delivered to the stockholders of Parent.

        Parent is not an investment company within the meaning of Section 3 of the Investment Company Act.

        The shares of Parent Common Stock are quoted on the Pink Sheets under the symbol "REAL.pk."

        Between the date hereof and the Closing Date, Parent shall continue to satisfy the filing requirements of the Exchange Act.

      Financial Statements.  The balance sheets, and statements of income, changes in financial position and stockholders' equity contained in the Parent SEC Documents (the "Parent Financial Statements") (i) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of the Parent, and (iii) present fairly in all material respects the financial condition of the Parent at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified. Schedule 3.8 to the Parent Disclosure Statement contains an unaudited balance sheet as of December 31, 2006 and February 28, 2007 (collectively the "Parent Balance Sheet"). The Parent Balance Sheet has been prepared in accordance with GAAP applied on a basis consistent with prior periods from the books and records of the Parent and presents fairly in all material respects the financial condition of the Parent at the dates specified therein.

      Governmental Consents.  All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Parent or Acquisition Corp. required in connection with the consummation of the Merger shall have been obtained prior to, and be effective as of, the Closing.

      Compliance with Laws and Other Instruments.  The execution, delivery and performance by Parent and/or Acquisition Corp. of this Agreement, the Articles of Merger and the other agreements to be made by Parent or Acquisition Corp. pursuant to or in connection with this Agreement or the Articles of Merger and the consummation by Parent and/or Acquisition Corp. of the transactions contemplated by the Merger Documents will not cause Parent and/or Acquisition Corp. to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of their respective certificates of incorporation or bylaws as amended and in effect on and as of the Closing Date and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or contract to which Parent or Acquisition Corp. is a party or by which Parent and/or Acquisition Corp. or any of their respective properties are bound or affected, and (v) will not result in the creation or imposition of any material Lien upon any property or asset of Parent or Acquisition Corp. except as contemplated herein.

      Binding Obligations.  The Merger Documents constitute the legal, valid and binding obligations of the Parent and Acquisition Corp., and are enforceable against the Parent and Acquisition Corp., in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      Absence of Undisclosed Liabilities.  Neither Parent nor Acquisition Corp.  has any material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in the Parent SEC Documents, or (b) to the extent set forth on or reserved against in the balance sheet of Parent as of December 31, 2006 or the Parent Balance Sheet, (c) is shown on Schedule 3.12 to the Parent Disclosure Statement, (d) liabilities arising from this Agreement or the Purchase Agreement, or (e) by the specific terms of any written agreement, document or arrangement attached as an exhibit to the Parent SEC Documents or is referred to in any Schedule in the Parent Disclosure Statement.

      Parent Contracts.

        Except as provided for herein or disclosed in Schedule 3.13 to the Parent Disclosure Statement or as described in Parent SEC Documents, neither Parent nor Acquisition Corp. is a party to any written or oral agreement, including any (a) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (b) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (c) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of the Parent or Acquisition Corp. or any other Person, (d) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of the Parent or Acquisition Corp. to any Lien or evidencing any Indebtedness, (e) guaranty of any Indebtedness, (f) lease or agreement under which the Parent or Acquisition Corp. is lessee of or holds or operates any property, real or personal, owned by any other Person, (g) lease or agreement under which Parent or Acquisition Corp. is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by Parent or Acquisition Corp., (h) agreement granting any preemptive right, right of first refusal or similar right to any Person, (i) agreement or arrangement with any Affiliate or any "associate" (as such term is defined in Rule 405 under the Securities Act) of the Parent or Acquisition Corp. or any present or former officer, director or stockholder of the Parent or Acquisition Corp., (j) agreement obligating the Parent or Acquisition Corp. to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (k) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, or (l) agreement to register securities under the Securities Act. Except as disclosed in such Schedule 3.13, none of the agreements, contracts, leases, instruments or other documents or arrangements listed in Schedules 3.13 requires the consent of any of the parties thereto to permit the contract, agreement, lease, instrument or other document or arrangement to remain effective following consummation of the Merger and the transactions contemplated hereby. To the knowledge of Parent, no party to any Parent Material Contract or contract set forth on such Schedule 3.13 has a claim against Parent in respect of any breach or default thereunder.

        Schedule 3.13(b) to the Parent Disclosure Statement contains a true and complete list and description of each bank account, savings account, other deposit relationship and safety deposit box of the Parent and Acquisition Corp., including the name of the bank or other depository, the account number and the names of the individuals having signature or other withdrawal authority with respect thereto.

        The Parent and Acquisition Corp. has furnished to the Company true and complete copies of all agreements and other documents and a description of all applicable oral agreements disclosed or referred to in Schedule 3.13 requested by the Company.  The Parent and Acquisition Corp. has in all material respects performed all obligations required to be performed by it to date and is not in default in any respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected.

      Changes.  Since December 31, 2006, except as disclosed in the Parent SEC Documents, the Parent Balance Sheet, Schedule 3.14 to the Parent Disclosure Statement, or in connection with the transactions provided for in this Agreement, neither Parent nor Acquisition Corp. has (a) incurred any debts, obligations or liabilities, absolute, accrued or, to the Parent's knowledge, contingent, whether due or to become due, except for current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Parent Balance Sheet and current liabilities incurred since the Parent Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, (e) cancelled or compromised any debt or claim, or waived or released any right of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) which could reasonably be expected to have a material adverse effect on the Condition of the Parent, (g) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (h) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (i) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (j) suffered or experienced any change in, or condition affecting, the financial condition of the Parent other than the March, 2007 monthly loss, (k) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (l) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (m) suffered any loss not reflected in the Parent Balance Sheet except for the March, 2007 monthly loss, (n) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, or (o) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

      Tax Returns and Audits.  All required federal, state and local Tax Returns of the Parent have been accurately prepared in all material respects and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same are material and have become due, except where the failure so to file or pay could not reasonably be expected to have a material adverse effect upon the Condition of the Parent.  The Parent is not and has not, in the last three years, been delinquent in the payment of any Tax.  The Parent has not had a Tax deficiency assessed against it in the last three years.  The reserves for Taxes reflected on the Parent Balance Sheet are sufficient for the payment of all unpaid Taxes payable by the Parent with respect to the period ended on the Parent Balance Sheet Date.  There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Parent now pending, and the Parent has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

      Employee Benefit Plans; ERISA.  iv)  Except as disclosed in the Parent SEC Documents or Schedule 3.16 to the Parent Disclosure Statement, there are no "employee benefit plans" (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, bonuses, established, maintained or contributed to by the Parent and health and other insurance provided through Parent's contract employer.  Any plans listed in the Parent SEC Documents are hereinafter referred to as the "Parent Employee Benefit Plans."

        All Parent Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

        There are no pending, or to the knowledge of the Parent, threatened, claims or lawsuits which have been asserted or instituted against any Parent Employee Benefit Plan, the assets of any of the trusts or funds under the Parent Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Parent Employee Benefit Plans or against any fiduciary of a Parent Employee Benefit Plan with respect to the operation of such plan.

        There is no pending, or to the knowledge of the Parent, threatened, investigation or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Parent Employee Benefit Plan.

        No actual or, to the knowledge of Parent, contingent liability exists with respect to the funding of any Parent Employee Benefit Plan or for any other expense or obligation of any Parent Employee Benefit Plan, except as disclosed on the financial statements of the Parent or the Parent SEC Documents, and to the knowledge of Parent, Parent has not been part of any "multi-employer plan," as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

        No events have occurred or are reasonably expected to occur with respect to any Employee Benefit Plan that would cause a material change in the costs of providing benefits under such Employee Benefit Plan or would cause a material change in the cost of providing for other liabilities of such Employee Benefit Plan.

      Litigation.  Except as disclosed in the Parent SEC Documents, there is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of Parent, threatened against or affecting the Parent or Acquisition Corp. or their properties, assets or business.  Neither Parent nor Acquisition Corp. is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

      Interested Party Transactions.  Except as disclosed in the Parent SEC Documents, no officer, director or stockholder of the Parent or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such Person or Parent has or has had in the last five years, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Parent or (ii) purchases from or sells or furnishes to Parent any goods or services, or (b) a beneficial interest in any contract or agreement to which Parent is a party or by which it may be bound or affected.

      Questionable Payments.  Neither Parent, Acquisition Corp. nor, to the knowledge of Parent, any director, officer, agent, employee or other Person associated with or acting on behalf of Parent or Acquisition Corp., has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

      Obligations to or by Stockholders.  Except as disclosed in the Parent SEC Documents, Parent has no liability or obligation or commitment to any stockholder of Parent or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any stockholder of Parent, nor does any stockholder of Parent or any such Affiliate or associate have any liability, obligation or commitment to Parent except for options and severance-retention payments to certain employees who also own Parent Common Stock, as referred to on Schedules 3.4, 3.13 and 3.21 to the Parent Disclosure Statement.

      Employees.  Except as set forth on Schedule 3.21 to the Parent Disclosure Statement, Parent is not under any obligation or liability to any officer, director, employee or Affiliate of Parent.

      No General Solicitation.  In issuing Parent Common Stock in the Merger hereunder, neither Parent nor anyone acting on its behalf has offered to sell the Parent Common Stock by any form of general solicitation or advertising.

      Records.  The books of accounts, corporate records and minute books of Parent  and Acquisition Corp. are complete and correct in all material respects.

      Disclosure.  No representation or warranty by Parent or Acquisition Corp. herein and no information disclosed in the Parent Disclosure Statement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein misleading.

      Title to Property and Encumbrances. The Parent Financial Statements list the assets owned by Parent. Acquisition Corp. owns no assets. The Parent has good, valid and indefeasible title to the North Carolina Real Property and all other properties and assets listed in the Parent Financial Statements, free of all Liens and other encumbrances, except Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as could not reasonably be expected to, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by the Company in its business.

      Insurance Coverage.  There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the North Carolina Real Property against such losses and risks, and in such amounts, as are customary for corporations of established reputation engaged in the same or similar business and similarly situated.

      Environmental Matters.

        The Parent has never generated, used, handled, treated, released, stored or disposed of any Hazardous Materials on any real property on which it now has or previously had any leasehold or ownership interest, except in material compliance with all applicable Environmental Laws.

        The historical and present operations of the business of the Parent are in compliance with all applicable Environmental Laws, except where any non-compliance has not had and would not reasonably be expected to have a material adverse effect on the Condition of the Parent.

        There are no material pending or, to the knowledge of the Parent, threatened, demands, claims, information requests or notices of noncompliance or violation against or to the Parent relating to any Environmental Law; and, to the knowledge of the Parent, there are no conditions or occurrences on any of the real property leased or owned by the Parent in connection with its business that would reasonably be expected to lead to any such demands, claims or notices against or to the Parent, except such as have not had, and would not reasonably be expected to have, a material adverse effect on the Condition of the Parent.

        (i) The Parent has not, sent or disposed of, otherwise had taken or transported, arranged for the taking or disposal of (on behalf of itself, a customer or any other party) or in any other manner participated or been involved in the taking of or disposal or release of a Hazardous Material to or at a site that is contaminated by any Hazardous Material in material violation of Environmental Law or that, pursuant to any Environmental Law, (A) has been placed on the "National Priorities List", the "CERCLIS" list, or any similar state or federal list, or (B) is subject to or the source of a claim, an administrative order or other request to take "removal", "remedial", "corrective" or any other "response" action, as defined in any Environmental Law, or to pay for the costs of any such action at the site; (ii) the Parent is not a party to (and has no basis to reasonably expect to become a party to) any suit or proceeding and has not received (and has no basis to reasonably expect to receive) any notice, request for information or other communication from any governmental authority or other third party with respect to a release or threatened release of any Hazardous Material or a violation or alleged violation of any Environmental Law, and has not received (and has no basis to reasonably expect to receive) notice of any claims from any Person relating to property damage, natural resource damage or to personal injuries from exposure to any Hazardous Material; and (iii) the Parent has timely filed every report required to be filed, acquired all necessary certificates, approvals and permits, and generated and maintained all required data, documentation and records under all Environmental Laws, in all such instances except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of the Parent.

    Covenants of the Shareholders and the Company.

      Shareholders.  At the Effective Time, each Shareholder shall deliver to the Parent a letter of transmittal ("Letter of Transmittal") in form reasonably approved by Parent's counsel which shall contain additional representations, warranties and covenants of such Shareholder, including without limitation, that (i) such Shareholder has full right, power and authority to deliver his Company Common Stock and Letter of Transmittal, (ii) the delivery of such Company Common Stock will not violate or be in conflict with, result in a breach of or constitute a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or instrument to which such Shareholder is bound or affected, (iii) such Shareholder has good, valid and marketable title to all shares of Company Common Stock indicated in such Letter of Transmittal and that such Shareholder is not affected by any voting trust, agreement or arrangement affecting the voting rights of such Company Common Stock, (iv) such Shareholder is an "accredited investor," as such term is defined in Regulation D under the Securities Act and that such Shareholder is acquiring Parent Common Stock for investment purposes, and not with a view to selling or otherwise distributing such Parent Common Stock in violation of the Securities Act or the securities laws of any state, and (v) such Shareholder has had an opportunity to ask and receive answers to any questions such Shareholder may have had concerning the terms and conditions of the Merger and the Parent Common Stock and has obtained any additional information that such Shareholder has requested.  Delivery shall be effected, and risk of loss and title to the Parent Common Stock shall pass, only upon delivery to the Parent (or an agent of the Parent) of (x) certificates evidencing ownership thereof as contemplated by Section 1.6 hereof (or affidavit of lost certificate), and (y) the Letter of Transmittal containing the representations, warranties and covenants contemplated by this Section 4.1. Each Shareholder agrees that the Parent Shares will be placed in escrow and subject to the terms of Section 6.7 hereof. Each Shareholder will deliver, along with the Letter of Transmittal, blank stock powers as described in Section 6.7 to effect the terms thereof. The Parent Shares will also be subject to the Voting Agreement described in Section 6.9 hereof.

      Company.  The Company agrees to obtain from Ronald Masaracchio and Brian D'Souza representations and warranties similar to those contained in Section 2.22 and Section 4.1 with respect to the Parent Shares to be issued to them and an Investor Suitability Questionnaire as described in Section 7.1(k).

    Conduct of Businesses Pending the Merger.

      Conduct of Business by the Company Pending the Merger.  Prior to the Effective Time, unless Parent or Acquisition Corp. shall otherwise agree in writing or as otherwise contemplated by this Agreement:

        the business of the Company shall be conducted only in the ordinary course;

        the Company shall not (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its Articles of Incorporation or By-laws; or (iii) split, combine or reclassify the outstanding Company Common Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock;

        the Company shall not (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire any shares of, Company Common Stock or any other Equity Securities; (ii) acquire or dispose of any fixed assets or acquire or dispose of any other assets; (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other business combination;

        the Company will not, nor will it authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by it to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below).  The Company will promptly advise Parent orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof.  As used in this paragraph, " Acquisition Proposal " shall mean any proposal for a merger or other business combination involving the Company or for the acquisition of a substantial equity interest in it or any material assets of it other than as contemplated by this Agreement.  The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing; and

        the Company will not enter into any employment agreements with any of its officers, directors or employees, or grant any increases in the compensation or benefits of its officers and employees.

      Conduct of Business by Parent and Acquisition Corp. Pending the Merger. Prior to the Effective Time, unless the Company shall otherwise agree in writing or as otherwise contemplated by this Agreement:

        the business of Parent and Acquisition Corp. shall be conducted only in the ordinary course;

        neither Parent nor Acquisition Corp. shall (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; or (ii) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock; and

        neither Parent nor Acquisition Corp. shall (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock; (ii) acquire or dispose of any assets other than in the ordinary course of business; (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction except in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing, or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge; consolidate or enter into any other material business contract or enter into any negotiations in connection therewith.

        neither the Parent nor Acquisition will, nor will they authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by them to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal. Parent will properly advise the Company orally and in writing of any such inquiries or proposals.

        neither the Parent nor Acquisition will enter into any employment agreements with any of their officers, directors or employees or grant any increases in the compensation or benefits of their officers and employees.

      Conduct of Business by Parent and Company Pending Release Date. From the Effective Time to the Release Date, unless Alex Katz, the representative of the Shareholders, and the Board of Directors of Parent, shall otherwise agree in writing or as otherwise contemplated by this Agreement:

        the business of the Parent and Company shall be conducted in the ordinary course;

        neither Parent or Company shall (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of their capital stock; or (ii) split, combine or reclassify their capital stock or declare, set aside for pay any dividend payable in cash, stock or property, or make any distribution with respect to such stock; or

        neither Parent or Company shall (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital shares; (ii) incur additional Indebtedness for borrowed money; (iii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing, (iv) enter into any contract, agreement, commitment or arrangement to dissolve, merge, or consolidate or enter into any negotiations in connection therewith; or

        neither Parent or Company will authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by either to make, solicit, encourage any inquiries with respect to, or engage in, any negotiations concerning any Acquisition Proposal; or

        neither Parent nor Company will enter into any employment agreement with any of its officers, directors or employees or grant any increases in the compensation or benefits of their respective officers or employees;

        the directors of the Company will only be changed by the Board of Directors of the Parent.

    Additional Agreements.

      Access and Information.  The Company, Parent and Acquisition Corp. shall each afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Effective Time of all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 6.1 shall affect any representations or warranties made herein.  Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information (other than such information which (a) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors, or (b) becomes available to such party on a non-confidential basis from a source other than a party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly available; provided, however, that (i) any such information may be disclosed to such party's directors, officers, employees and representatives of such party's advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information and agree to hold such information confidential pursuant to the terms hereof), (ii) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing, and (iii) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request; provided, however, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information which is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished.  If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

      Additional Agreements.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto to obtain all necessary waivers, and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).  In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, each of Parent, Acquisition Corp. and the Company agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Acquisition Corp. and the Company shall take all such necessary action.

      Publicity.  No party shall issue any press release or public announcement pertaining to the Merger or the terms of this Agreement that has not been agreed upon in advance by Parent and the Company, except as Parent reasonably determines to be necessary in order to comply with the rules of the Commission or of the principal trading exchange or market for Parent Common Stock, provided that in such case Parent will use its best efforts to allow the Company to review and approve (such approval not to be unreasonably withheld or delayed) any same prior to its release.

      Appointment of Directors.  Immediately upon the Effective Time, Parent shall increase the size of its Board of Directors by two positions to six members and shall cause David C. Kurland and Alex Katz to be elected to the Board of Directors of Parent.  If the private placement required by Section 6.7 is not consummated, the new directors will resign as required by Section 6.7. If the private placement for $2,000,000 net to the Parent as required by Section 6.7 is consummated, C. Lee Cooke and Phil Uhrhan will resign from the Board of Directors of Parent, the Board will be reduced back to five members and the Board will appoint a new member approved by Alex Katz to fill the one vacant position. At the first annual meeting of Parent shareholders and thereafter, the election of members of Parent's Board of Directors shall be accomplished in accordance with the bylaws of Parent.

      Listing.  Parent shall apply for, and to the extent reasonable, take all required actions of an applicant necessary to list the Parent Common Stock for trading on the OTC Bulletin Board.

      Sale or ReFinancing of the North Carolina Property. At the closing of the Acquisition, North Carolina Real Property will be pledged to secure the $500,000 note to the selling stockholder of Medallion Electric. After completion of the Merger, Parent shall take all reasonable steps to sell or refinance the North Carolina Real Property as to pay off such note.

      Escrow of Parent Shares. All of the Parent Shares issued to the Shareholders, Ronald Masaracchio and Brian D'Souza (collectively, the "Issuees"), will be escrowed at Closing pursuant to a Depository Agreement-Escrow (the "Escrow Agreement"). Each Issuee will deposit the shares to which he is entitled in the Merger or the Acquisition, as applicable, in such escrow along with sufficient blank stock powers for his such shares if they need to be cancelled pursuant to this Section 6.7. The Parent Shares will be released to the Issuees as follows:

        On the date, or as soon as reasonable thereafter, that the Parent completes one or more Qualified Private Placements (as hereafter defined), the Issuees, as a group, to be shared pro rata, will be entitled to release of one Parent Share for each $1.00 received by Parent for the sale of its Common Stock Shares, so long as at least an aggregate of $2,000,000 net to the Parent after commissions, fees and expenses (herein after referred to as "net to the Parent") in such Qualified Private Placements is received by the date that is no later than seventy-five (75) days after the date that the Parent applies for the Parent Common Stock to become quoted on the OTC Bulletin Board (the "Release Date"). If Parent has not completed one or more Qualified Private Placements for an aggregate purchase price of no less than $2,000,000 net to the Parent by the Release Date, then all of the Parent Shares will be released to the Parent, along with the blank stock powers, and the Parent Shares will be cancelled and voided, and the Issuees will receive no consideration for their Company Common Stock or additional consideration in the Acquisition, as applicable. Larry Edwards, President of Parent, or his successor, and Alex Katz, as representative of the Issuees, are authorized and directed to instruct the Depository under the Escrow Agreement to release the Parent Shares in accordance with this paragraph.

        If the Parent has completed one or more Qualified Private Placements for at least $2,000,000 net to the Parent by the Release Date, then the Depository shall hold all unreleased shares for an additional thirty (30) days past the Release Date. If during such additional thirty days the Parent shall complete one or more additional Qualified Private Placements for up to an aggregate total of $3,000,000 net to the Parent (including the private placements during the original sixty days), the Issuees, as a group, to be shared pro rata, shall be entitled to release of additional Parent Shares from escrow at the rate of one Parent Share for each additional $1.00 received by the Parent for its Common Stock Shares, up to the total shares escrowed, such shares to be released at the end of the additional thirty day period.

        A "Qualified Private Placement" shall mean a qualified private, unregistered sale of Parent Common Stock to "accredited" investors pursuant to Regulation D of the Commission. All eligible Qualified Private Placements under this Section 6.7 must be at a sales price for Parent Common Stock at least equal to $0.375 per share of Parent Common Stock. Alternatively, a Qualified Private Placement shall mean, if such financing is subsequently approved by the Board of Directors of Parent on terms acceptable to the Board, a qualified private, unregistered sale of debt of the Parent convertible into Parent Common Stock to "accredited" investors pursuant to Regulation D of the Commission at a conversion price at least equal to $0.375 per share of Parent Common Stock. The first $2,000,000 net to the Parent must be received by the Parent by the Release Date, but more than $2,000,000 net to the Parent can be received during such period. If the eligibility period for entitlement to release of Parent Shares is extended to the full 90 days, at the end of such 90 days, any shares remaining in escrow as unearned because of the failure to raise the full $3,000,000 net to the Parent in Qualified Private Placements shall be returned to Parent for cancellation and voiding.

        Parent agrees to instruct its President Larry Edwards, or his successor, to instruct, and Alex Katz representative of the Shareholders, agrees to instruct the Depository to deliver the Parent Shares and blank stock powers in accordance herewith as shares are earned by the Issuees in Qualified Private Placements or release the Parent Shares to Parent to be cancelled because either the initial $2,000,000 net to the Parent is not raised or the full $3,000,000 net to the Parent is not raised.

        Each Issuee acknowledges that there is a risk of loss of some or all of his Parent Shares. There will only be two releases from escrow - the first as soon as reasonably practicable after the Release Date and the second, if the escrow is extended because the $2,000,000 net to the Parent was raised, as soon as reasonably practicable after the expiration of the thirty days after the Release Date. No interim releases will be made even if there are interim Qualified Private Placements. If more than $2,000,000 net to the Parent but less than the full $3,000,000 net to the Parent, is raised by the Release Date, only 2,000,000 shares will be released on the first release date, and any remaining shares earned because Qualified Private Placements exceeded $2,000,000 net to the Parent but were less an $3,000000 net to the Parent, will be released thirty days later along with any additional shares earned by subsequent Qualified Private Placements, if any, during such thirty day period. For example, if Qualified Private Placements prior to the Release Date total $2,200,000 net to the Parent, a total of 2,200,000 shares are eligible for release, but only 2,000,000 shares will be released. If during the next thirty days no additional Qualified Private Placements occur, at the end of the thirty days, an additional 200,000 shares will be released to Issuees and 800,000 shares returned to Parent for cancellation; if during the next thirty days, $500,000 of Qualified Private Placements occur, a total of 700,000 shares will be released to Issuees (200,000 shares from the first sixty days and 500,000 shares from the last 30 days) and 300,000 shares will be returned to Parent for cancellation. At the termination of the escrow, if an Issuee is still entitled to a fraction of a Parent Share, Alex Katz will round up or down to a full number of Parent Shares, as Parent is prohibited from issuing fractional shares and allocate the available numbers of shares due equitably among the Issuees. The determination and allocation of Alex Katz shall be final and binding on all Issuees. Larry Edwards, President of Parent, or his successor, and Alex Katz shall then instruct the Depository on how to distribute the shares in escrow. Parent agrees to cause its transfer agent and registrant to reissue any share certificates to meet the requirements of this paragraph if necessary.

        The Parent and the Company have agreed that David C. Kurland and Alex Katz will be added to the Board of Directors of Parent pursuant to Section 6.4 hereof, and they will deposit into escrow their resignations from the Board of Directors at Closing. If the first $2,000,000 net to the Parent is not raised in Qualified Private Placements in accordance with this Section by the Release Date, the Depository shall also be instructed to deliver such resignations to Parent, and David C. Kurland and Alex Katz shall resign from the Board of Directors of Parent. If the first $2,000,000 net to the Parent is raised by the Release Date in accordance with the Section 6.7, then the Depository will be instructed to release such resignations to David C. Kurland and Alex Katz for destruction.

        On the Closing Date, Parent will cause C. Lee Cooke and Phil Uhrhan to deposit into escrow their resignations from the Board of Directors. If the first $2,000,000 net to the Parent is raised in Qualified Private Placements by the Release Date in accordance with the Section, the Depository will be instructed to deliver such resignations to the Parent and C. Lee Cooke and Phil Uhrhan will resign from the Board of Directors of Parent. If the first $2,000,000 net to the Parent is not raised by the Release Date in accordance with this Section 6.7, then the Depository will be instructed to release such resignations to C. Lee Cooke and Phil Uhrhan for destruction.

      New Equity Financing. Contemporaneously with Closing, Parent will engage Midtown Partners & Co, LLC, a NASD registered broker-dealer ("Midtown"), as Parent's placement agent for the Qualified Private Placements, on terms acceptable to Parent. Parent will pay its severance and/or retention bonuses in full upon placement of the initial $2,000,000 net to the Parent in Qualified Private Placements as described in Section 6.7. If the $2,000,000 net to the Parent in Qualified Private Placements is raised by the Release Date, the balance of the $805,000 of Company expenses not already paid will be paid out of the funds capitalized to the Company as Surviving Corporation under Section 1.8, as well as the fees and expenses of Midtown per its engagement agreement; if such $2,000,000 net to the Parent is not so raised, the balance of the $805,000 of Company expenses not already paid will be forgiven and cancelled.

      Voting Agreement. Parent and each of the Issuees agree to execute a Voting Agreement at Closing and Issuees agree to execute an irrevocable proxy to Larry Edwards and Alex Katz to effect such Voting Agreement. The Voting Agreement will cover the period commencing with Closing and ending when the Escrow Agreement terminates and the shares thereunder are delivered to Issuees and/or the Parent. The Voting Agreement will provide (a) that the proxy holders only may vote the shares covered by the Escrow Agreement and that if Larry Edwards and Alex Katz are unable to agree on how the shares are to be voted, they cannot be voted at any meeting of stockholders of Parent held during the term of the Escrow Agreement, and (b) any shares released to an Issuee on the Release Date will also be released from the Voting Agreement and proxy, effective as of the date of the release.

    Conditions of Parties' Obligations.

      Company Obligations.  The obligations of Parent and Acquisition Corp. under this Agreement and the Articles of Merger are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by Parent.

        No Errors, etc. The representations and warranties of the Company and Shareholders under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

        Compliance with Agreement.  The Company and Shareholders shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

        No Default or Adverse Change.  There shall not exist on the Closing Date any Default or Event of Default or any event or condition that, with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default, and since the Balance Sheet Date, there shall have been no material adverse change in the Condition of the Company.

        Certificate of Officers.  The Company shall have delivered to Parent and Acquisition Corp. a certificate dated the Closing Date, executed on its behalf by the Chief Executive Officer and Chief Financial Officer of the Company, certifying the satisfaction of the conditions specified in paragraphs (a), (b) and (c) of this Section 7.1.

        Opinion of the Company's Counsel.  Parent and Acquisition Corp. shall have received from Bush Ross, P.A., counsel for the Company, a favorable opinion dated the Closing Date reasonably satisfactory to counsel for the Company to the effect that the Merger Documents have been authorized by all necessary corporate actions, have been duly executed and delivered and represent valid and binding obligations of the Company and the Shareholders and that the shares of the Company held by the Shareholders were duly authorized, validly issued and are fully paid and non-assessable.

        Consummation of Acquisition.  Consummation of the Merger shall occur simultaneously with the closing of the Acquisition.

        No Restraining Action.  No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Articles of Merger or the carrying out of the transactions contemplated by the Merger Documents.

        Supporting Documents.  Parent and Acquisition Corp. shall have received the following:

          Copies of resolutions of the Board of Directors and the Shareholders, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of the Merger and the Merger Documents and all other documents and instruments to be delivered pursuant hereto and thereto.

          A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute any documents referred to in this Agreement and further certifying that the Articles of Incorporation and By-laws of the Company delivered to Parent and Acquisition Corp. at the time of the execution of this Agreement have been validly adopted and have not been amended or modified.

          A certificate, dated the Closing Date, executed by the Company's Secretary, certifying that, except for the filing of the Articles of Merger:  (A) all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and the Articles of Merger and the consummation of the Merger shall have been duly made or obtained, and all consents by third parties that are required for the Merger have been obtained; and (B) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Articles of Merger or the carrying out of the transactions contemplated by the Merger Documents.

          Evidence as of a recent date of the good standing and corporate existence of the Company issued by the Department of State of the State of Florida and evidence that the Company is qualified to transact business as a foreign corporation and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

          Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Parent and Acquisition Corp. may reasonably request.

        Proceedings and Documents.  All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be reasonably satisfactory in form and substance to Parent and Acquisition Corp.  The Company shall furnish to Parent and Acquisition Corp. such supporting documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this Section 7.1 as Parent or its counsel may reasonably request.

        Escrow Agreement and Voting Agreement. Delivery of the Escrow Agreement and Voting Agreement executed by all Shareholders along with the blank stock power required by Section 6.7 and 6.9.

        Investor Suitability. Delivery of the Investor Suitability Questionnaire for each Shareholder, Ronald Masaracchio and Brian D'Souza fully completed and evidencing that each is "accredited" as defined in Rule 501 as promulgated by the Commission.

        Listing. Submitted an application for listing of the Parent Common Stock on the OTC Bulletin Board.

        Placement Agent Agreement. The signed engagement letter with Midtown Partners & Co, LLC on terms approved by the Parent.

        Fairness Opinion. Delivery of a fairness opinion from an independent valuation expert in form and substance satisfactory to the Parent.

        Resignations. The executed resignations of David C. Kurland and Alex Katz as directors of Parent to be placed in escrow.

      Parent and Acquisition Corp. Obligations.  The obligations of the Company under this Agreement and the Articles of Merger are subject to the fulfillment at or prior to the Closing of the conditions precedent specified in paragraph (g) of Section 7.1 hereof and the following additional conditions:

        No Errors, etc.  The representations and warranties of Parent and Acquisition Corp. under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

        Compliance with Agreement.  Parent and Acquisition Corp. shall have performed and complied in all material respects with all agreements and conditions required by this Agreement and the Articles of Merger to be performed or complied with by them on or before the Closing Date.

        No Default or Adverse Change.  There shall not exist on the Closing Date any Default or Event of Default or any event or condition, that with the giving of notice or lapse of time, or both, would constitute a Default of Event of Default, and since the Parent Balance Sheet Date except as provided for herein or in the Parent Disclosure Statement, there shall have been no material adverse change in the Condition of the Parent.

        Certificate of Officers.  Parent and Acquisition Corp. shall have delivered to the Company a certificate dated the Closing Date, executed on their behalf by their respective Presidents or other duly authorized officers, certifying the satisfaction of the conditions specified in paragraphs (a), (b), and (c) of this Section 7.2.

        Opinion of Parent's Counsel. The Company shall have received from Winstead PC, counsel for Parent, a favorable opinion dated the Closing Date to the effect that the Merger Documents have been authorized by all necessary corporate actions, duly executed and delivered, and represent valid and binding obligations of the Parent and that the Parent Shares are fully authorized.

        Supporting Documents.  The Company shall have received the following:

          Copies of resolutions of Parent's and Acquisition Corp.'s respective board of directors and the sole shareholder of Acquisition Corp., certified by their respective Secretaries, authorizing and approving, to the extent applicable, the execution, delivery and performance of this Agreement, the Articles of Merger and all other documents and instruments to be delivered by them pursuant hereto and thereto.

          A certificate of incumbency executed by the respective Secretaries of Parent and Acquisition Corp. certifying the names, titles and signatures of the officers authorized to execute the documents referred to in paragraph (i) above and further certifying that the certificates of incorporation and by-laws of Parent and Acquisition Corp. have not been amended or modified except as provided for herein.

          A certificate, dated the Closing Date, executed by the Secretary of each of the Parent and Acquisition Corp., certifying that, except for the filing of the Articles of Merger:  (A) all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and the Articles of Merger and the consummation of the Merger shall have been duly made or obtained, and all material consents by third parties required for the Merger have been obtained; and (B) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Articles of Merger or the carrying out of the transactions contemplated by any of the Merger Documents.

          The executed resignations of C. Lee Cooke and Philip Uhrhan as directors of Parent to be placed in escrow.

          Evidence as of a recent date of the good standing and corporate existence of each of the Parent and Acquisition Corp. issued by the Secretary or Department of State of their respective states of incorporation and evidence that the Parent and Acquisition Corp. are qualified to transact business as foreign corporations and are in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary.

        Proceedings and Documents.  All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be satisfactory in form and substance to the Company. Parent and Acquisition Corp. shall furnish to the Company such supporting documentation and evidence of satisfaction of any or all of the conditions specified in this Section 7.2 as the Company may reasonably request.

        Escrow Agreement and Voting Trust Agreement. Delivery of the Escrow Agreement and Voting Agreement executed by the Company.

        Placement Agent Agreement. The Parent shall have entered into and delivered a private placement agreement with Midtown Partners & Co., LLC.

        Consummation of Acquisition. Consummation of the Merger shall occur simultaneously with the closing of the Acquisition.

    The Company may waive compliance with any of the conditions precedent specified in this Section 7.2.

    Survival of Representations and Warranties.  The representations and warranties of the parties made in Sections 2, 3 and 4 of this Agreement (including the Disclosure Statements) shall survive for two (2) years beyond the Effective Time.  This Section 8 shall not limit any claim for fraud or any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    Amendment. Any amendment to this Agreement requires the signature of all parties hereto.

    Definitions.  Unless the context otherwise requires, the terms defined in this Section 10 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. As used in this Agreement, the masculine shall include the feminine and neuter, and vice versa.

    "Acquisition Corp." shall have the meaning assigned to it in the introductory paragraph of this Agreement.

    "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

    "Agreement" shall mean this Agreement.

    "Articles of Merger" shall have the meaning assigned to it in the second recital of this Agreement.

    "Balance Sheet" and "Balance Sheet Date" shall have the meanings assigned to such terms in Section 2.10 hereof.

    "Closing" and "Closing Date" shall have the meanings assigned to such terms in Section 11 hereof.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Commission" shall mean the U.S. Securities and Exchange Commission.

    "Company" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

    "Company Common Stock" shall mean the Common Stock of the Company.

    "Condition of the Company" shall have the meaning assigned to it in Section 2.2 hereof.

    "Condition of the Parent" shall mean the financial condition, properties, assets, liabilities, business operations, or results of operations, taken as a whole.

    "Default" shall mean a default or failure in the due observance or performance of any covenant, condition or agreement to be observed or performed under the terms of this Agreement or the Articles of Merger, if such default or failure in performance shall remain unremedied for five (5) days.

    "Effective Time" shall have the meaning assigned to it in Section 1.2 hereof.

    "Employee Benefit Plans" shall have the meaning assigned to it in Section 2.16 hereof.

    "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136, et seq. and comparable state statutes dealing with the registration, labeling and use of pesticides and herbicides; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Section 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; as any of the above statutes have been amended as of the date hereof, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule or regulation governing environmental matters, as the same have been amended as of the date hereof.

    "Equity Security" shall mean any stock or similar security of an issuer or any security or debenture convertible, with or without consideration, into any stock or similar equity security or debenture carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

    "ERISA" shall mean the Employee Retirement Income Securities Act of 1974, as amended.

    "Escrow Agreement" shall have the meaning assigned to it in Section 1.5(a)(ii).

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Event of Default" shall mean (a) the failure to pay any Indebtedness for Borrowed Money, or any interest or premium thereon, within five (5) days after the same shall become due, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, (b) an event of default under any agreement or instrument evidencing or securing or relating to any such Indebtedness, or (c) the failure to perform or observe any material term, covenant, agreement or condition on its part to be performed or observed under any agreement or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.

    "FCBA" shall mean the Florida Business Corporation Act.

    "GAAP" shall mean generally accepted accounting principles in the United States, as in effect from time to time.

    "Hazardous Material" means any substance or material meeting any one or more of the following criteria:  (a) it is or contains a substance designated as or meeting the characteristics of a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law; (b) its presence at some quantity requires investigation, notification or remediation under any Environmental Law; or (c) it contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, petroleum hydrocarbons, petroleum derived substances or waste, pesticides, herbicides, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas.

    "Indebtedness" shall mean any obligation of a Person which under generally accepted accounting principles is required to be shown on a balance sheet of a Person as a liability. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of a Person shall be deemed to be Indebtedness even though such obligation is not assumed by a Person.

    "Indebtedness for Borrowed Money" shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of a Person, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness guaranteed by a Person or for which a Person is otherwise contingently liable.

    "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

    "Knowledge" and "know" means, when referring to any Person, the actual knowledge of such Person of a particular matter or fact, and what that Person would have reasonably known after due inquiry.  An entity will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or who has served, as an executive officer of such entity has actual "knowledge" of such fact or other matter, or had actual "knowledge" during the time of such service of such fact or other matter, or would have had "knowledge" of such particular fact or matter after due inquiry.

    "Letter of Transmittal" shall have the meaning assigned to it in Section 4.1 hereof.

    "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

    "Merger" shall have the meaning assigned to it in the first WHEREAS clause.

    "Merger Documents" shall have the meaning assigned to it in Section 2.6 hereof.

    "North Carolina Property" shall mean the real property located at 3427 Industrial Drive, Durham, North Carolina 27704, and all improvements located thereon.

    "Parent" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

    "Parent Balance Sheet Date" shall have the meaning assigned to it in Section 3.14 hereof.

    "Parent Common Stock" shall mean the Common Stock, par value $.001 per share, of Parent.

    "Parent Employee Benefit Plans" shall have the meaning assigned to it in Section 3.16 hereof.

    "Parent Financial Statements" shall have the meaning assigned to it in Section 3.8 hereof.

    "Parent SEC Documents" shall have the meaning assigned to it in Section 3.7 hereof.

    "Permitted Liens" shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmens' and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by the Company in its business.

    "Person" shall include all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

    "Securities Act" shall mean the Securities Act of 1933, as amended.

    "Shareholders" shall mean all of the shareholders of the Company.

    "Surviving Corporation" shall have the meaning assigned to it in Section 1.1 hereof.

    "Tax" or "Taxes" shall mean (a) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; (b) any liability for the payment of any amounts described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Code Regulation Section 1.1502-6; and (c) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

    "Tax Return" shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065) required to be supplied to a Tax authority relating to Taxes.

    "Voting Agreement" shall have the meaning assigned to it in Section 1.5(a)(ii).

    Closing.  The closing of the Merger (the "Closing") shall occur concurrently with the Effective Time (the "Closing Date").  The Closing shall occur at the offices of Bush Ross, P.A. referred to in Section 13.1 hereof.

      Parent Deliveries. At the Closing, Parent shall instruct its transfer agent to deliver to the Depository under the Escrow Agreement certificates representing the Parent Shares to be issued pursuant to Section 1.5(a)(ii) against receipt by the Parent of the Letters of Transmittal, the signed blank stock powers for deposit into escrow, the signed Escrow Agreement and Voting Agreement and the resignations, and to deliver the shares due to Ronald Masaracchio and Brian D'Souza against delivery to Parent of the representations required under Section 4.2.  Such instruction shall also be against delivery to Parent and Acquisition Corp. of the certificates, opinions, agreements and other instruments referred to in Section 7.1 hereof, and the certificates representing all of the Common Stock issued and outstanding immediately prior to the Effective Time. Parent shall also deliver those items required of it under Section 7.2.

      Company and Shareholder Deliveries. The Company and Shareholders shall deliver all of the items required under Section 4, 6.7, 6.9 and 7.1.

      Acquisition. At Closing, evidence of the Closing of the Acquisition shall be presented by the Company.

    Termination Prior to Closing.

      Termination of Agreement.  This Agreement may be terminated at any time prior to the Closing:

        By the mutual written consent of the Company, Acquisition Corp. and Parent;

        By the Company, if Parent or Acquisition Corp. (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within twenty (20) days after the Company has notified Parent and Acquisition Corp. of its intent to terminate this Agreement pursuant to this paragraph (b);

        By Parent and Acquisition Corp., if the Company (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within twenty (20) days after Parent or Acquisition Corp. has notified the Company of its intent to terminate this Agreement pursuant to this paragraph (c);

        By either the Company, on the one hand, or Parent and Acquisition Corp., on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Parent, Acquisition Corp. or the Company, which prohibits or materially restrains any of them from consummating the transactions contemplated hereby, provided that the parties hereto shall have used their best efforts to have any such order, writ, injunction or decree lifted, and the same shall not have been lifted within thirty (30) days after entry, by any such court or governmental or regulatory agency; or

        By either the Company, on the one hand, or Parent and Acquisition Corp., on the other hand, if the Closing has not occurred on or prior to April 15, 2007, for any reason other than delay or nonperformance of the party seeking such termination.

      Termination of Obligations.  Termination of this Agreement pursuant to this Section 12 shall terminate all obligations of the parties hereunder, except for the obligations under Sections 6.1 as to confidentiality, 6.3 and 13.3; provided, however, that termination pursuant to paragraphs (b) or (c) of Section 12.1 shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

    Miscellaneous.

      Notices.  Any notice, request or other communication hereunder shall be given in writing and shall be served either personally by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

      If to Parent or Reliability Incorporated
      Acquisition Corp.: 15720 Park Row, Suite 500
      Houston, Texas 77218-8370

      With a copy to: Winstead PC
      919 Milam, Suite 2400
      Houston, Texas 77002
      Attention: Gail J. McDonald

      If to the Company: Medallion Electric Acquisition
      Corporation
      Post Office Box 2127
      Jenkintown, Pennsylvania 19046
      Attention: Alex Katz, President

      With a copy to: Bush Ross, P.A.
      220 S. Franklin Street
      Tampa, Florida 33602
      Attention: Brent Jones, Esquire

      Notices shall be deemed received at the earlier of actual receipt or five (5) business days following mailing.  Counsel for a party (or any authorized representative) shall have authority to accept delivery of any notice on behalf of such party.

      Entire Agreement.  This Agreement, including the Disclosure Statements contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

      Expenses.  Each party shall bear and pay all of the legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement.

      Time.  Time is of the essence in the performance of the parties' respective obligations herein contained.

      Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; provided, however, that neither party  shall  directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of the others, which may be withheld in its sole discretion, and any such transfer or assignment without said consent shall be void.

      No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors, assigns and heirs, and no other Person shall have any right or action under this Agreement.

      Counterparts.  This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement.

      Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.  This Agreement and the transactions contemplated hereby shall be subject to the exclusive jurisdiction of the courts of Houston, Texas.  The parties to this Agreement agree that any breach of any term or condition of this Agreement or the transactions contemplated hereby shall be deemed to be a breach occurring in the State of Texas by virtue of a failure to perform an act required to be performed in the State of Texas.  The parties to this Agreement irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Texas for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby.  The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, or any judgment entered by any court in respect hereof brought in Houston, Texas, and further irrevocably waive any claim that any suit, action or proceeding brought in Houston, Texas has been brought in an inconvenient forum.

      Headings. The descriptive headings of the Articles, Sections and paragraphs of this Agreement are for convenience only and do not constitute a part of this Agreement.

      Neutral Construction. The parties to this Agreement agree that this Agreement was negotiated fairly between them at arms' length and that the final terms of this Agreement are the product of the parties' negotiations. Each party represents and warrants that it has sought and received legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a party or parties on the grounds that any party or parties drafted or was more responsible for drafting the provision(s).

[remainder of page intentionally left blank, signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

PARENT:

RELIABILITY INCORPORATED

By:
Name: Larry Edwards
Title: President and Chairman

ACQUISITION CORP.:

RELIABILITY-MEDALLION, INC.

By:
Name: Larry Edwards
Title: President

THE COMPANY:

MEDALLION ELECTRIC ACQUISITION CORPORATION

By:
Name: Alex Katz
Title: President

SHAREHOLDERS (solely as to the provisions of Sections 2.3, 2.8, 2.22, 4.1, 6.7 and 6.9):

Linda R. Katz

Branden A. Ferrari

Ariel Imas

Alex Kreger

Charles G. Masters

RHK Midtown Partners, LLC

By:
Name:____________________________________Title:_____________________________________

Mark Spoor

James Tolan

Ronald Masaracchio and Brian D'Souza have executed this Agreement for the sole purpose of evidencing their agreement to the provisions of Sections 4.2, 6.7 and 6.9.

Dated: _____________, 2007	_________________________	_________________________
	Brian D'Souza	Ronald Masaracchio

EXHIBIT B

SURVIVING COMPANY

DIRECTORS AND OFFICERS

Name	Position(s)
Larry Edwards	Chief Executive Officer and Director
Mark Spoor	President, Chief Operating Officer
Alex Katz	Director
James Tolan	Secretary